Exhibit 10.40

                                REAL ESTATE LEASE

         THIS LEASE is made this 23rd day of November, 2000, between 9G's+, Inc., an Indiana corporation, ("Landlord"), and ACI Telecentrics, Inc., ("Tenant").

         Landlord, in consideration of the rent and covenants herein contained, leases to Tenant, and Tenant lets from Landlord a portion of the following described premises (the "Premises"), being real estate in Lake County, Indiana, described as follows:

         The South wing of the building constructed on Lot One (1) Gallas Fourth Addition to the Town of Schererville, Lake
         County, Indiana.

         This will be a unit of 12,000 square feet (200 feet by 60 feet) located as shown on Exhibit A prepared by James F. Giannini & Associates and approved by the State of Indiana.

The street address of the Premises is 328 E. U.S. Route 30, Schererville,
Indiana.

This Lease is upon the following terms and conditions:

SECTION 1. TERM.
         1.01 The term of this Lease shall begin forty-five (45) days after the Town of Schererville approves a permit to commence construction of the interior buildout of the unit and shall continue for six (6) years from that date. Tenant shall have the option to renew this Real Estate Lease for an additional five (5) year period by giving the Landlord six (6) months' notice prior to the end of the initial term.

SECTION 2. RENT, TAXES, INSURANCE, COMMON AREA COSTS, MANNER OF PAYMENT AND
           ARCHITECT'S FEES.
         2.01 Tenant shall pay Landlord total rent in the sum of $168,000.00 per year plus increases as hereinafter provided payable in installments of $14,000.00 per month, in advance, with the first payment being due and payable upon execution of this Real Estate Lease. Subsequent installments shall be paid on the same day of each month commencing forty-five (45) days after the Town of Schererville approves a permit to commence construction of the interior buildout of the unit. This rent shall increase four percent (4%) every year commencing January 1, 2003.
         2.02 Tenant's failure to pay the full amount of any installment on or before the due date shall be an event of default under this Lease, as hereinafter provided. In addition, if the full amount of any installment is not actually received by Landlord on or before the fifth (5th) day after it is due, then a late charge in a sum equal to five percent (5%) of the unpaid amount of each installment shall accrue and be immediately due and payable.
         2.03 All sums payable to Landlord under this Lease shall be paid to Landlord at the following address: 348 E. U.S. Route 30, Schererville, Indiana 46375, or at such other address as Landlord shall designate in writing delivered to Tenant.
         2.04 All sums received by Landlord shall be applied first to rent due and unpaid, second to any late charges due and unpaid and finally, to any other sums due hereunder.
         2.05 Tenant further agrees, upon execution of this Real Estate Lease, to pay Landlord's architect, James F. Giannini & Associates, the sum of $4,000 for preparation of Exhibit A for submission to the State of Indiana, which incorporates Tenant's specific construction requirements.


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


SECTION 3. USE OF PREMISES.
         3.01 Tenant shall use the Premises only for the following purpose(s): operation of a business office. The leased real estate is commercial real estate and shall at no time be used as residential property. No one shall be permitted to live, sleep, or stay overnight on the premises.
         3.02 Tenant shall not use, or pen-nit the use of, the Premises for any unlawful purpose or in violation of any law, order or regulation of any governmental authority or any restrictive covenant relating to the use or occupancy of the Premises.
         3.03 Tenant agrees to comply with all applicable Federal, State and Local environmental laws and regulations, including those relating to air and water pollution control and prevention, and disposal of any and all hazardous waste or substances, and agrees to hold Landlord harmless from any liability under said laws and regulations, not the Landlord's fault.
         3.04 So long as Tenant is not in default under this Lease, Tenant shall be entitled to peaceably possess, hold and enjoy the Premises.
         3.05 Tenant shall pay all charges for gas, electricity, water, and sewer incurred for the Premises during the Lease term; .
         3.06 Tenant shall not permit any waste or misuse of the Premises.

SECTION 4. CONSTRUCTION
         4.01 At the time of the execution of this Agreement the shell for 328
E. U.S. Route 30, Schererville, Indiana, has been constructed. The interior construction of the Unit will consist of drywall walls. Plumbing shall include five bathroom units, each including toilet and sink, with one seventy-five gallon hot water heater serving all five units and one utility sink. Electric installation shall include 600-amp service and standard florescent fixtures. The floor will be concrete and the ceiling will be two foot by two foot tiles. The unit includes five air conditioner units with five ton capacity and four 80,000 BTU furnaces. Any other improvements shall be constructed at Tenant's costs and shall become the property of the Landlord upon termination of this Real Estate Lease. Tenant shall be responsible for all interior painting, carpet and floor tile. Tenant shall pay for any signage, which must comply with the Schererville Town Code. Tenant shall also be responsible for any extra electrical items that Tenant wishes to install in the unit which must conform to appropriate State and Municipal Codes. Tenant shall install its own computer, telephone and security systems.

         4.02 The Tenant has asked that Landlord provide it with an estimate as to the cost of Landlord making certain improvements for the Tenant,. If Tenant wishes Landlord to provide any of the estimated items, Landlord will provide a specific proposal for Tenant. If the proposal is accepted, then Tenant will pay 50% of the cost prior to commencement of the work and 50% of the cost upon occupancy of the Premises. The estimates are as follows:

               Painting                                    $6,000
               Sign                                         5,000
               Carpet ($20 per sq. yd.)                    24,000
               Tile                                         4,000
               Extra electric per Exhibit A                10,000
               Plumbing                                    15,000

The estimate for plumbing covers tile and ceramics in excess of plumbing provided by Landlord. If Tenant wishes to provide all of the plumbing itself, then Landlord will give Tenant a credit of $ 10,000. In other words, Landlord estimates that Tenant's total plumbing costs will be $25,000.


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SECTION 5. REPAIRS AND MAINTENANCE.
         5.01 LANDLORD'S OBLIGATION.
         Landlord agrees, at Landlord's sole expense, to keep in good repair and working order (except to the extent damaged by Tenant's fault):

         (a) all structural portions of the Premises, including (without limitation) foundations, walls, stairways, roof and exterior portions thereof; and
         (b) four (4) new central heating and air conditioning systems
         5.02 TENANT'S OBLIGATIONS.
         Tenant agrees:
         (a) to keep, at Tenant's expense, the Premises in a clean, slightly and healthful condition, and (b) to provide garbage containers and garbage removal from the leased premises; and (c) to comply with all statutes and ordinances concerning the maintenance and repair of the Premises;
and
         (d) to surrender the Premises at the expiration of this Lease in as good repair and condition as existed at the date of commencement of this Lease term (after completion of any initial leasehold improvement by Tenant as permitted or required by this Lease), reasonable wear and tear excepted.
         5.03 LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS.
         If Tenant fails to perform Tenant's obligations under this Lease, Landlord or Landlord's agents may perform such obligations on behalf of Tenant. In addition to the rent hereby reserved, Tenant shall pay Landlord, upon demand, the expenses which Landlord incurred in performing Tenant's obligations.
         5.04 LANDLORD'S RIGHT TO ENTER PREMISES.
         Landlord or Landlord's agents shall have the right to enter the Premises (without causing or constituting a termination of this Lease or an interference with Tenant's possession) at all reasonable times for the purposes of showing the Premises to prospective buyers or tenants, examining its condition or use, and of performing Landlord's obligations (pursuant to Subsection 5.01) and Tenant's obligations (Pursuant to Subsection 5.03).

SECTION 6. ALTERATIONS.
         6.01 Without Landlord's prior written consent, Tenant shall make no alteration of or addition to the Premises, including (without limitation) painting, wallpapering and carpeting. Landlord shall not unreasonably withhold such consent.
         6.02 Should Landlord elect to give such consent, Tenant shall protect, indemnify and save Landlord harmless against:
         (a) any lien for labor or material furnished, or
         (b) any claim which any subcontractor, lesser of equipment, journeyman or laborer may have under law against an owner of real property for services, material or machinery, or
         (c) any liability for personal injury or damage to property associated in any way with any alteration or addition.
         6.03 Landlord may also require Tenant to furnish security, insurance, or other assurance as Landlord may reasonably require to protect Landlord against the liens, claims and liabilities described in Subsection 6.02, and to assure that the work will be performed in a lawful and workmanlike manner and with proper materials.
         6.04 Upon the termination of this Lease, or when Tenant abandons, quits or vacates the Premises, whichever shall first occur, any alteration or addition made pursuant to this Section shall become Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, Tenant may remove any trade fixtures which Tenant has installed. Trade fixtures shall not include any items which are part of the mechanical systems on the Premises, such as, but not limited to, lighting fixtures, exit signs, humidifiers, air cleaners and smoke detectors. Tenant shall repair any damage to the Premises caused by Tenant or Tenant's agents in removing any property the reform.


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SECTION 7. RISK OR LOSS. (INSURANCE)
         7.01 Landlord shall bear the risk of loss arising from damage to or loss of improvements (except Tenant shall pay pro-rata share of insurance as provided in Subsection 7.05) and Landlord's personal property on the Premises.
         7.02 Tenant shall bear the risk of loss arising from damage to or loss of Tenant's personal property and trade fixtures located on the Premises.
         7.03 Tenant shall bear the risk of loss arising from interruption of business use.
         7.04 Tenant shall bear the risk of, and Tenant shall save Landlord harmless from loss, cost or expense by reason of claims for personal injury and property damage arising out of Tenant's occupancy of the Premises, whether due to the fault of Tenant or others, excepting only fault of Landlord. Tenant may fulfill Tenant's obligations by reason of this Subsection 7.04 by maintaining a public liability and property damage insurance policy naming Landlord as an additional insured, in the amount of $1,000,000.00 for each person and $3,000,000.00 for each occurrence of personal injury and $50,000.00 for property damage for each occurrence. Tenant shall furnish a certificate of any such insurance coverage to Landlord.
         7.05 Tenant shall pay its pro-rata share of a fire and extended coverage insurance policy in the proportion that the square footage of the Premises bears to the total square footage of the building during the term of this Lease.
         7.06 Notwithstanding any provisions to the contrary in this Lease, if the Premises shall be destroyed or damaged by casualty to such an extent as will make the Premises unusable for more than seven (7) days for the purpose(s) described in Subsection 3.01 above, either party (excepting any party whose fault caused the casualty) has the right to terminate this Lease by giving notice of such termination to the other party within thirty (30) days after the date the casualty occurs. Termination of this Lease shall then be effective as of the date of such casualty. Rent shall be prorated to the date of termination.
         7.07 Nothing in this Section 7 shall bar a claim of one party against the other for injury or damage caused by the fault of the other party.

SECTION 8. WAIVER OF RIGHT OF SUBROGATION.
         8.01 Each party has requested of the other a release from liability for damage to property. Accordingly,
         (a) Landlord releases Tenant, to the extent Landlord has insurance coverage against the hazards to which this release applies, from liability for loss or damage caused by casualties insured against, notwithstanding any fault or negligence of Tenant or Tenant's agents; provided, however, that this release shall be effective only if Landlord's policy or policies of insurance contain a waiver of right of subrogation clause which provides that a release given by an insured shall not affect the policy or the right of the named insured to recover under the policy.
         (b) Tenant releases Landlord, to the extent Tenant has insurance coverage against the hazards to which this release applies, from liability for loss or damage caused by casualties insured against, notwithstanding any fault or negligence of Landlord or Landlord's agents; provided, however, that this release shall be effective only if Tenant's policy or policies of insurance contain a waiver of right of subrogation clause which provides that a release given by an insured shall not affect the policy or the right of the named insured to recover under the policy.
         8.02 Each party agrees to have its insurance policy or policies include a waiver of right of subrogation clause if it is includable without additional premium. However, if an insurance carrier requires additional premium for a waiver of right of subrogation clause, then the party in whose favor the release would operate [Tenant in the case of Subsection 8.01 (a), and Landlord in the case of Subsection 8.01 (b)] shall bear the cost of such premium. Refusal of a party to pay such cost on demand excuses the other party from obtaining a waiver of right of subrogation clause, with the result that the release in favor of the refusing party Will not be effective.


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SECTION 9.        CONDEMNATION.
         9.01 If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purpose(s) described in Subsection 3.01 above, is condemned and sold for any public use or purpose by any legally constituted authority, this Lease shall terminate when possession is taken by such authority; and rent shall be prorated as of the date possession is so taken. Termination of this Lease under this Subsection 9.01 shall not prejudice the rights of either Landlord or Tenant to recover compensation for the condemning authority for any loss or damage caused by such condemnation. Neither Landlord nor Tenant shall have any rights in or to any award made to the other by the condemning authority.

SECTION 10.  SECURITY DEPOSIT
         10.01 An essential element in Landlord's requirement to return the security deposit to Tenant is that Tenant supply Landlord with a mailing address, for Tenant, to be used after termination of Tenant's occupancy of the Premises. Tenant may supply an address, if one is available now, other than the address of the Premises, in Section 14; however, Tenant may change said address by notifying Landlord. Landlord is not required to return any of the security deposit until Tenant supplies a mailing address for Tenant.
         10.02 Tenant has deposited, as a requirement of Landlord, with Landlord the sum of $28,000.00 upon execution of this Real Estate Lease as a Security Deposit.
         10.03 The Security Deposit shall be used only for the following purposes:
         (1) To reimburse Landlord for actual damages to the Premises that are not the result of ordinary wear and tear.
         (2) To pay Landlord for all rent in arrearage under this Lease, and rent due for premature termination of this Lease by Tenant.
         (3) To reimburse Landlord for utility charges, taxes and insurance paid by Landlord, that are the obligation of Tenant under Section 3.01 of this Lease and that are unpaid by Tenant.
         10.04 Within 45 days after termination of occupancy Landlord shall mail to Tenant at the address provided by Tenant, a written notice:
         (a) containing the estimated cost of repair for each specific item claimed by the Landlord for damages beyond normal wear and tear and the amounts (from the security deposit) which Landlord intends to apply toward such costs; and
         (b) listing all other items of Subsection 10.04 against which the security deposit is to be applied; and
         (c) identifying this Lease; and
         (d) accompanied by a check or money order, payable to Tenant, in the amount of the security deposit, minus the amounts to be applied to the items listed in the notice.
         10.05 A termination of occupancy will be deemed to have occurred when Tenant abandons, quits or vacates the Premises with Landlord's knowledge or when Landlord reasonably determines that Tenant has moved from the Premises, regardless of any personal property of Tenant still remaining in the Premises. Such termination will also be deemed to be delivery of possession.
         10.06
         (1) Upon a good faith sale to a bona fide purchaser of the Premises, Landlord shall transfer or assign such security deposit to any new owner of the Premises, and upon doing so, shall be relieved of any further liability for such security deposit.
         (2) Landlord is relieved of liability under law of this Lease as to events occurring after written notice to Tenant of the conveyance.
         (3) However, for one (1) year after giving the notice Landlord remains liable to Tenant for the security deposit to which Tenant is entitled unless the purchaser acknowledges that the purchaser has assumed the liability of the seller by giving notice to Tenant, and upon conveyance the seller transfers the security deposit to the purchaser.
         (4) The owner of the Premises at the time of the termination of this Lease is bound by this section.


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SECTION 11. DEFAULTS AND REMEDIES.
         11.01 DEFAULTS BY TENANT. A default by Tenant will have occurred under this Lease IF:
         (a) Tenant fails to pay the full amount of any installment of rent on or before the date when it is due and payable; or
         (b) Tenant fails to observe or perform any other provision of this Lease for thirty (30) days after Landlord has given Tenant notice of the nature of Tenant's failure; or
         (c) Tenant files a petition in bankruptcy or for an arrangement under any present or future federal or state bankruptcy law, or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or admits in writing Tenant's inability to pay debts as they become due; or
         (d) a receiver or trustee of Tenant or of the Premises is appointed and, in the case of a proceeding brought against Tenant, is not discharged within ninety (90) days after the appointment, or Tenant consents to or acquiesces in the appointment; or
         (e) Tenant abandons, quits or vacates the Premises; or
         (f) any activity of Tenant causes the cancellation of the hazard insurance coverage on the Premises; or
         (g) the interest of Tenant under this Lease is ordered sold under execution or other legal process.
         11.02 REMEDIES OF LANDLORD FOR DEFAULT BY TENANT.
         If a default by Tenant has occurred under this Lease and is continuing, Landlord has the following remedies:
         (a) The right to reenter and repossess the Premises, and the right to remove all persons and property from the Premises, all in a lawful manner.
         (b) The right to give Tenant notice of Landlord's termination of this Lease as of a date specified in the notice, the date to be not earlier than the date of the notice.
         (c) The right to relet the Premises, or any part of it, for the account of Tenant, for such term or terms and on such conditions as Landlord, in Landlord's sole discretion, determines. Landlord shall not be responsible or liable to collect any rent payable upon any reletting.
         (d) The right to advance money or make any expenditure to cure any default of Tenant other than default in payment of rent.
         (e) The right to collect from Tenant by any lawful means
                  (1) any rent due and unpaid,
                  (2) any deficiency which results from default of Tenant and the failure of any subletting to give Landlord the rent provided by this Lease,
                  (3) any money advanced or expenditure made by Landlord pursuant to Subsection 11.02(d),
                  (4) any other amount which Tenant owes Landlord under this Lease, and (5) the attorney's fees, costs, and expenses, recoverable by Landlord under Section 11.06(e).
         11.03 EFFECT OF EXERCISE OF REMEDIES BY LANDLORD.
         (a) Upon exercise by Landlord of Landlord's right to reenter and repossess, or to remove persons and property from, the Premises or upon termination of this Lease pursuant to Subsection 11.02(b), Tenant and each person claiming by or through Tenant shall forthwith quit the Premises and surrender it to Landlord, and Landlord shall be entitled to all remedies at law or in equity to effect this right. Upon reentry, Landlord shall again have possession of the Premises as though this Lease had not been made.
         (b) Upon the date specified in Landlord's notice of intention to terminate this Lease, this Lease shall terminate, and Tenant and any person claiming by or through Tenant shall become a tenant at sufferance.
         (c) Within seven (7) days of Tenant's vacation of the Premises, Tenant shall remove therefrom all of Tenant's personal property. If Tenant fails to so remove, said property shall be deemed as abandoned by Tenant and shall become the property of Landlord.


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11.04 DEFAULTS BY LANDLORD.
         A default by Landlord will have occurred under this Lease if Landlord fails to observe or perform any obligation imposed upon Landlord by this Lease for thirty (30) days after Tenant has given Landlord notice of the nature of Landlord's failure.
         11.05 REMEDIES OF TENANT FOR DEFAULT BY LANDLORD.
         If a default by Landlord has occurred under this Lease and is continuing, Tenant has the following remedies:
         (a) The right to bring an action against Landlord to recover such damages as Tenant may have incurred as a result of Landlord's default.
         (b) The right to claim an eviction as provided by law.
         (c) the right to terminate this Real Estate Lease and vacate the Premises, if the Landlord has defaulted under the terms of this Lease and that default has continued for a period of ninety (90) days after written notice of default has been delivered to Landlord.
         11.06 PROVISIONS APPLICABLE TO DEFAULTS AND REMEDIES.
         (a) Failure or omission of either party to exercise any remedy shall not constitute a waiver, or bar or abridge exercise of a remedy upon any subsequent default.
         (b) Receipt of rent by Landlord with knowledge of default by Tenant shall not constitute a waiver as to such default or as to a remedy available in respect of such default.
         (c) No right or remedy of either party shall be exclusive of any other right or remedy, and each and every right or remedy shall be cumulative and in addition to any other right or remedy given by this Lease or now or hereafter existing at law of in equity. Termination of this Lease by Landlord shall not prohibit Landlord from recovering any monies due or to become due pursuant to Subsection 11. 02.
         (d) In addition to any remedies given Landlord by any previous provision of this Lease, Landlord shall be entitled, to the extent permitted by law, to injunctive relief in case of any violation, or attempted or threatened violation, of any of the covenants, agreements or provisions of this Lease.
         (e) The Successful party is entitled to recover its reasonable attorney fees, costs and expenses incurred by reason of exercising its remedies under this Lease.
         (f) If Landlord, without fault, is made a party to any litigation commenced against Tenant or because of Tenant's activities, and if Tenant, at Tenant's expense, fails to provide Landlord with legal counsel satisfactory to Landlord, Tenant shall pay all costs and reasonable attorney fees incurred or paid by Landlord in connection with such litigation.
         (g) Each party shall be entitled to enforce any rights or exercise any remedies without relief from valuation and appraisement laws.
         (h) Prior to termination of occupancy, notice by one party of the nature of the other party's failure to observe or perform an obligation shall specify the details of such failure to a reasonable degree so that the party who has the obligation may reasonably understand the failure. If a default cannot, with diligence, be cured within the time provided by this Lease, the party whose obligation it is to cure may give the other party notice of that fact and of appropriate details and if the party is proceeding with diligence and in good faith to cure the default, the time within which the failure may be cured shall be extended for such period as may be needed to complete the curing in diligence and good faith.

SECTION 12. SUBORDINATION OF LEASE TO EXISTING AND FUTURE MORTGAGES.
         12.01 This Lease is subject and subordinate at all times to the lien of existing and future mortgages upon the Premises, together with any renewals or extensions thereof, as may have been, or may hereafter be, granted by Landlord. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nonetheless, execute and deliver such further instruments subordinating this Lease to the lien of any such mortgage, as may be desired or requested by a mortgagee of Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, for the limited purpose of executing and delivering any such subordination instrument for and on behalf of Tenant.


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SECTION 13. MISCELLANEOUS.
         13.01 Tenant shall not assign, mortgage or encumber this Lease, nor sublet or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord. If this Lease is assigned, or if the Premises or any part thereof is sublet, or occupied by a party other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant as the case may be, and apply the amounts so collected to the rent herein reserved. No such assignment, subletting occupancy or collection shall be deemed to be a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from his further performance of the covenants contained in this Lease. A consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from again obtaining Landlord's written consent to any subsequent assignment or subletting.
         13.02 A Notice to be given under this Lease shall be in writing and either delivered in person or mailed, postage prepaid, and addressed: if to Landlord, at the address applicable according to Subsection 2.03; and if to Tenant, at the address of the Premises, or at such other address as Tenant shall designate in writing delivered to Landlord. A notice mailed by registered or certified mail shall be deemed given on the date of postmark.
         13.03 This Lease and its terms, covenants, agreements and provisions shall be binding upon, and inure to the benefit of, the parties and their respective heirs, personal representatives, successors and assigns.
         13.04 Any change in, or modification or discharge of, this Lease shall be in writing signed by all persons who at the time are parties to this Lease.
         13.05 This Lease and its terms shall be construed under the laws of the State of Indiana.

IN WITNESS WHEREOF, the parties have signed on this the date first above written.


9G's+, Inc., an Indiana Corporation           ACI Telecentrics, Inc.

By:                                           By:
    -------------------------------               ------------------------------
    John J. Gallas, President

    "Landlord"                                    "Tenant"




This instrument was prepared by Timothy P. Galvin, Jr., Attorney No. 7042-45, Locke Reynolds Galvin, 5231 Hohman Avenue, Hammond, Indiana 46320.




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